   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2001

                                          REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact name of issuer as specified in its charter)
                             ---------------------

             DELAWARE                             6331                            13-2592361
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           KATHLEEN E. SHANNON, ESQ.
            VICE PRESIDENT, SECRETARY AND ASSOCIATE GENERAL COUNSEL
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

                            MICHAEL M. WISEMAN, ESQ.
                           ROBERT W. REEDER III, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
                                              AMOUNT              MAXIMUM              MAXIMUM
        TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED         PER SHARE(1)       OFFERING PRICE(2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per
  share................................  50,000,000 Shares        $73.40           $3,670,000,000          $917,500
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Equal to the average of the high and low daily prices of the registrant's common stock as reported on the consolidated reporting systems of the New York Stock Exchange on September 10, 2001 for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION. DATED SEPTEMBER 18, 2001

PROSPECTUS

                                    50,000,000 SHARES
          (AMERICAN        AMERICAN INTERNATIONAL GROUP, INC.
      INTERNATIONAL                   COMMON STOCK
  GROUP, INC. LOGO)            (PAR VALUE $2.50 PER SHARE)

                             ---------------------

     American International Group, Inc. from time to time may offer to sell up to 50,000,000 shares of its common stock, par value $2.50 per share, which it has purchased in open market or other transactions. American International Group, Inc. may use this prospectus in connection with the offer and sale of such common stock, and may offer and sell the common stock to or through one or more underwriters, dealers and/or agents, on a continuous or delayed basis. Shares of AIG common stock are listed on the New York Stock Exchange under the symbol "AIG."

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                             ---------------------

                      Prospectus dated September   , 2001.

                               TABLE OF CONTENTS

Recent Developments.........................................    4
Description of AIG Capital Stock............................    5
Use of Proceeds.............................................    6
Market Price and Dividend Information.......................    6
Selected Consolidated Financial Data........................    6
Unaudited Pro Forma Financial Information of AIG and
  American General..........................................    6
Plan of Distribution........................................    7
Where You Can Find More Information.........................    8
Incorporation By Reference..................................    8
Validity of the Common Stock................................    9
Experts.....................................................    9

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

     The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This prospectus contains forward-looking information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this prospectus or may be "incorporated by reference" from other documents filed with the SEC by American International Group, Inc. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this prospectus or in documents incorporated by reference in this prospectus.

     The forward-looking information is subject to numerous assumptions, risks and uncertainties.

     Factors that may cause actual results to differ materially from those contemplated by the forward-looking information include, among others, the following:

     - general economic and business conditions;

     - the entry of new or stronger competitors and the intensification of pricing competition;

     - the loss of current customers or the inability to obtain new customers;

     - changes in interest rates and the performance of the financial markets;

     - currency fluctuations and changes in the availability, cost and collectibility of reinsurance;

     - catastrophic events, including, for example, earthquakes or hurricanes and other severe weather-related events;

     - changes in the coverage terms selected by insurance customers, including higher deductibles and lower limits;

     - the adequacy of loss reserves;

     - political risk in some of the countries in which American International Group, Inc. operates or insures risks;

     - changes in asset valuations;

     - consolidation and restructuring in the insurance industry;

     - changes in regulations and tax laws affecting the cost, availability or demand for the products of American International Group, Inc.; and

     - adverse litigation or arbitration results, including proceedings related to industrial life insurance, satellite dish financing, and workers' compensation insurance.

     Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from that expressed or implied by the forward-looking information.

                              RECENT DEVELOPMENTS

     On September 14, 2001, the Board of Directors of American International Group, Inc. ("AIG") authorized the purchase of up to an additional 40,000,000 shares of its common stock, par value $2.50 per share ("Common Stock"). Under current authorizations, AIG may purchase, from time to time, up to 50,000,000 shares of Common Stock in open market or other transactions. AIG may, by use of this prospectus, resell all or a portion of the Common Stock purchased, through one or more underwriters, dealers, agents or as otherwise described under "Plan of Distribution."

     On August 29, 2001, AIG acquired American General Corporation ("American General") for an aggregate purchase price of approximately $23.5 billion. Each share of American General common stock was exchanged for 0.5790 of a share of Common Stock, resulting in the issuance of approximately 311 million shares of Common Stock. The transaction will be accounted for as a pooling of interests, and pro forma financial information on the transaction is incorporated by reference into this prospectus.

     On September 13, 2001, AIG issued its preliminary estimate of its total expected net losses resulting from the terrorist attacks of September 11, 2001. It is impossible for any company to precisely estimate its total losses at the current time. Although AIG's property insurance coverages on the World Trade Center complex are minor, AIG expects to receive claims from many insureds across a wide range of coverages. Based on the information available at the current time, AIG's net pretax losses are expected to approximate $500 million.

                        DESCRIPTION OF AIG CAPITAL STOCK

     The following description of the material terms of the capital stock of AIG does not purport to be complete and is qualified in its entirety by reference to AIG's restated certificate of incorporation, as amended, bylaws and the Delaware General Corporation Law.

GENERAL

     The authorized capital stock of AIG consists of 5,000,000,000 shares of Common Stock and 6,000,000,000 shares of serial preferred stock, par value $5.00 per share. As of June 30, 2001, there were 2,331,306,414 shares of Common Stock outstanding and no shares of preferred stock outstanding. Approximately 311 million shares of Common Stock were issued as of August 29, 2001 in connection with the acquisition of American General.

COMMON STOCK

     All of the outstanding shares of Common Stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of Common Stock are entitled to receive:

     - dividends as and when declared by the AIG board of directors out of funds legally available for the payment of dividends; and

     - in the event of the dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG's restated certificate of incorporation, as amended.

     Each holder of Common Stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the stock. Additional authorized shares of Common Stock may be issued without shareholder approval.

PREFERRED STOCK

     The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of the AIG board of directors without shareholder approval. The AIG board of directors has the authority to determine for each series of preferred stock it establishes the number, designation, preferences, limitations, and relative rights of the shares of the series, subject to applicable law and the provisions of any outstanding series of preferred stock. The terms of any series of preferred stock, including the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent largely on factors existing at the time of issuance. These terms and effects could include:

     - restrictions on dividends on the Common Stock if dividends on the preferred stock are in arrears;

     - dilution of the voting power of other shareholders to the extent a series of the preferred stock has voting rights; and

     - reduction of amounts available for liquidation as a result of any liquidation preference granted to any series of preferred stock.

                                USE OF PROCEEDS

     AIG intends to use the net proceeds from the sales of the Common Stock to provide additional funds for its operations and for other general corporate purposes, including the funding of purchases of Common Stock.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of Common Stock as reported on the New York Stock Exchange composite transactions reporting system, and the dividends per share of Common Stock declared by AIG during those periods.

     Shares of Common Stock are listed on the New York Stock Exchange under the symbol "AIG."

                                                     COMMON STOCK(A)
                                               ---------------------------
                                                HIGH     LOW     DIVIDENDS
                                               ------   ------   ---------
1999:
  First Quarter..............................  $65.40   $52.00     $.030
  Second Quarter.............................   70.90    59.47      .030
  Third Quarter..............................   66.50    56.33      .033
  Fourth Quarter.............................   74.46    54.67      .033
2000:
  First Quarter..............................  $76.04   $54.29     $.033
  Second Quarter.............................   82.17    67.75      .033
  Third Quarter..............................   95.69    78.79      .037
  Fourth Quarter.............................  103.69    90.13      .037
2001:
  First Quarter..............................  $96.88   $75.12     $.037
  Second Quarter.............................  $86.51   $76.18      .037
  Third Quarter (through September 14,
     2001)...................................  $87.06   $73.15      .042

---------------

(a) All Common Stock information has been adjusted to reflect stock splits effected as a 50% Common Stock dividend paid July 31, 1998, a 25% Common Stock dividend paid July 30, 1999 and a 50% Common Stock dividend paid July 28, 2000.

     Subject to the dividend preference of any of AIG's preferred stock that may be outstanding, none of which is currently outstanding, the holders of Common Stock will be entitled to receive dividends that may be declared by the AIG board of directors from funds legally available for the payment of dividends. There are restrictions that apply under applicable insurance laws, however, to the payment of dividends to AIG by its insurance subsidiaries.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Incorporated by reference to AIG's Annual Report on Form 10-K for the year ended December 31, 2000 and AIG's Current Report on Form 8-K dated September 18, 2001.

     UNAUDITED PRO FORMA FINANCIAL INFORMATION OF AIG AND AMERICAN GENERAL

     Incorporated by reference to AIG's Current Report on Form 8-K dated August 29, 2001.

                              PLAN OF DISTRIBUTION

OFFERING AND SALE OF THE COMMON STOCK

     AIG may offer and sell the Common Stock from time to time as follows:

     - through agents;

     - to dealers or underwriters;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

     In some cases, AIG may also repurchase the Common Stock and reoffer it to the public by one or more of the methods described above.

     The Common Stock AIG distributes by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     AIG may solicit offers to purchase the Common Stock directly from the public from time to time. AIG may also designate agents from time to time to solicit offers to purchase the Common Stock from the public on its behalf. The prospectus supplement relating to any particular offering of the Common Stock will name any agents designated to solicit offers, and will include information about any commissions AIG may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

     From time to time, AIG may sell the Common Stock to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell that the Common Stock to the public.

     AIG may sell the Common Stock from time to time to one or more underwriters, who would purchase the Common Stock as principal for resale to the public, either on a firm-commitment or best-efforts basis. If AIG sells the Common Stock to underwriters, AIG will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from AIG in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Common Stock for whom they may act as agents. Underwriters may resell the Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation AIG pays to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of the Common Stock.

     AIG may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Common Stock under contracts providing for payment and delivery on future dates. The third parties with whom AIG may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations and will include information about any commissions AIG may pay for soliciting these contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with AIG, to indemnification by AIG against civil liabilities, including liabilities under the Securities Act.

     Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the Common Stock being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered Common Stock in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered the Common Stock by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered the Common Stock to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, AIG and its subsidiaries in the ordinary course of business.

                      WHERE YOU CAN FIND MORE INFORMATION

     AIG is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Office: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov. which contains reports and other information regarding registrants that file electronically with the Commission.

     The Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information can be inspected at such Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by AIG with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable rules and regulations of the Commission. For further information pertaining to AIG and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is (212) 770-7000.

                           INCORPORATION BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 2000;

          (2) AIG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          (3) AIG's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

          (4) AIG's Current Reports on Form 8-K, dated August 29, 2001 and September 18, 2001.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding exhibits unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.

                          VALIDITY OF THE COMMON STOCK

     The validity of the shares of Common Stock to be issued will be passed upon for AIG by Kathleen E. Shannon, Esq., Vice President and Associate General Counsel of AIG.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of American International Group, Inc. at December 31, 2000 and 1999 and for the three year period ended December 31, 2000 incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference. Those consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon their report given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and financial statement schedules of American General Corporation included in American General's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................   $917,500
Legal fees and expenses.....................................     45,000
Fees and expenses of qualification under state securities
  laws (including legal fees)...............................      5,000
Accounting fees and expenses................................      7,500
Printing fees...............................................     10,000
Miscellaneous...............................................     10,000
                                                               --------
          Total.............................................   $995,000
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's bylaws contains a similar provision.

     The amended and restated certificate of incorporation also provides that a director will not be personally liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officer's liability insurance policy.

ITEM 16.  EXHIBITS

     See Exhibits Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individu-ally or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of September, 2001.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:      /s/ M. R. GREENBERG
                                            ------------------------------------
                                                      M. R. Greenberg
                                                          Chairman

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of M. R. Greenberg and Howard
I. Smith, acting individually, as his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-3 of American International Group, Inc. and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective or post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----



                 /s/ M. R. GREENBERG                   Chairman and Director          September 18, 2001
-----------------------------------------------------    (Principal Executive
                   M. R. Greenberg                       Director)




                 /s/ HOWARD I. SMITH                   Executive Vice President and   September 18, 2001
-----------------------------------------------------    Director (Principal
                   Howard I. Smith                       Financial Officer)



               /s/ MICHAEL J. CASTELLI                 Vice President and             September 18, 2001
-----------------------------------------------------    Comptroller (Principal
                 Michael J. Castelli                     Accounting Officer)




               /s/ M. BERNARD AIDINOFF                 Director                       September 18, 2001
-----------------------------------------------------
                 M. Bernard Aidinoff



                                                       Director                       September   , 2001
-----------------------------------------------------
                      Eli Broad



                  /s/ PEI-YUAN CHIA                    Director                       September 18, 2001
-----------------------------------------------------
                    Pei-Yuan Chia



                /s/ MARSHALL A. COHEN                  Director                       September 18, 2001
-----------------------------------------------------
                  Marshall A. Cohen

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----




             /s/ BARBER B. CONABLE, JR.                Director                       September 18, 2001
-----------------------------------------------------
               Barber B. Conable, Jr.



               /s/ MARTIN S. FELDSTEIN                 Director                       September 18, 2001
-----------------------------------------------------
                 Martin S. Feldstein



                                                       Director                       September   , 2001
-----------------------------------------------------
                   Ellen V. Futter



                 /s/ CARLA A. HILLS                    Director                       September 18, 2001
-----------------------------------------------------
                   Carla A. Hills



               /s/ FRANK J. HOENEMEYER                 Director                       September 18, 2001
-----------------------------------------------------
                 Frank J. Hoenemeyer



              /s/ RICHARD C. HOLBROOKE                 Director                       September 18, 2001
-----------------------------------------------------
                Richard C. Holbrooke



               /s/ EDWARD E. MATTHEWS                  Director                       September 18, 2001
-----------------------------------------------------
                 Edward E. Matthews



                /s/ THOMAS R. TIZZIO                   Director                       September 18, 2001
-----------------------------------------------------
                  Thomas R. Tizzio



                                                       Director                       September   , 2001
-----------------------------------------------------
                   Edward S.W. Tse



                 /s/ JAY S. WINTROB                    Director                       September 18, 2001
-----------------------------------------------------
                   Jay S. Wintrob



                 /s/ FRANK G. WISNER                   Director                       September 18, 2001
-----------------------------------------------------
                   Frank G. Wisner



                  /s/ FRANK G. ZARB                    Director                       September 18, 2001
-----------------------------------------------------
                    Frank G. Zarb

                                 EXHIBITS INDEX

EXHIBIT
NUMBER                       DESCRIPTION                                 LOCATION
-------                      -----------                                 --------
1         --   Form of Common Stock Underwriting         To be filed as an Exhibit to a Current
               Agreement                                 Report on Form 8-K and incorporated
                                                         herein by reference.
3(i)(a)   --   Restated Certificate of Incorporation of  Incorporated by reference to Exhibit
               AIG                                       3(i) to AIG's Annual Report on Form 10-K
                                                         for the year ended December 31, 1996
                                                         (File No. 1-8787).
3(i)(b)   --   Certificate of Amendment of Certificate   Incorporated by reference to Exhibit
               of Incorporation of AIG, filed June 3,    3(i) to AIG's Quarterly Report on Form
               1998                                      10-Q for the quarter ended June 30, 1998
                                                         (File No. 1-8787).
3(i)(c)   --   Certificate of Amendment of Certificate   Incorporated by reference to Exhibit
               of Incorporation of AIG, filed June 5,    3(i)(c) to AIG's Registration Statement
               2000                                      on Form S-4 as filed with the Securities
                                                         and Exchange Commission on September 29,
                                                         2000 (File No. 333-45828).
3(ii)     --   By-laws of AIG                            Incorporated by reference to Exhibit
                                                         3(ii) to AIG's Annual Report on Form
                                                         10-K for the year ended December 31,
                                                         2000 (File No. 1-8787).
5         --   Validity opinion of Kathleen E. Shannon,  Filed herewith.
               Esq., Vice President and Associate
               General counsel of American
               International Group, Inc.
23.1      --   Consent of PricewaterhouseCoopers LLP,    Filed herewith.
               independent accountants for AIG.
23.2      --   Consent of Ernst & Young LLP,             Filed herewith.
               independent auditors for American
               General Corporation.
23.4      --   Consent of Kathleen E. Shannon, Esq.      Included in Exhibit 5.
               Vice President and Associate General
               Counsel of American International Group,
               Inc.
24        --   Powers of Attorney                        Included in the signature page of this
                                                         Registration Statement.